SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                      February 17, 2006 (February 15, 2006)
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                    (Address of principal executive offices)

                                 (858) 679-1504
              (Registrant's telephone number, including area code)


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ITEM 8.01.      Other Events.

      e. Digital Corporation has issued $500,000 in principal amount of the company's Amended 12% Subordinated Promissory Notes ("12% Notes") to 7 purchasers in private transactions. The first closing of $350,000 in principal amount was reported on Form D filed with the Securities and Exchange Commission ("SEC") on December 29, 2005. The second closing of $150,000 in principal amount occurred on or about February 15, 2006 and will be reported on an Amendment to Form D to be filed with the SEC during the week of February 21, 2006. The 12% Notes issued have a maturity date of December 31, 2006, and, unlike prior 12% Notes that were previously issued in July 2004, pay the purchasers (in the aggregate) a royalty as consideration for the additional financing necessary for the development of the company's new eVU(TM)(formerly known as MedeViewer) product equal to up to Twenty Dollars ($20.00) for each eVU(TM) sold for a period of three years (the "Royalty"). The 12% Notes are convertible into fully paid and nonassessable shares of Common Stock at an initial conversion price $0.19 per share. The 12% Notes also provide that if at any time prior to the maturity date, the company sells any common stock or any indebtedness, bonds, debentures, notes, preferred stock or similar equity securities which are convertible into or exercisable for common stock at a price less than the initial conversion price, the conversion price shall thereupon be reduced to such lesser price.


      A general description of the action taken by the company to authorize the issuance of the $500,000 in principal amount of 12% Notes was previously filed by the company on Form 8-K on November 8, 2005 with relevant exhibits attached.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 e.DIGITAL CORPORATION

                                 By: /s/ Robert Putnam
Date: February 17, 2006          ----------------------------
                                 Robert Putnam, Senior
                                 Vice President and Secretary
                                 (Principal Financial Officer and duly
                                 authorized to sign on behalf of the Registrant)